TM

October 14, 2022

PERSONAL AND CONFIDENTIAL

Philippe Tinmouth

Re: Transition and Separation Agreement and General Release of Claims

Dear Phil:

This letter (this “Agreement”) confirms Pardes Biosciences, Inc. (the “Company”) receipt of your notice of resignation from the Company as of the date set forth above effective as of November 30, 2022 (the “Separation Date”). During the period between the date of this Agreement and the Separation Date (the “Transition Period”), you will continue as an employee of the Company serving in the role of Chief Business and Strategy Officer with no change in your base salary. The Company thanks you for your contributions to the Company and continued assistance during this Transition Period.

This Agreement , together with the supplemental release attached hereto Exhibit A (the “Supplemental Release”), sets forth the terms of the general release of claims between you and the Company. You acknowledge that this Agreement and the Supplemental Release becoming effective are conditions of your right to receive the Supplemental Consideration set forth in Section 2 below. You agree that such benefits set forth in Section 2, to the extent that the specified conditions have been satisfied, are due solely from the Company.

On the Separation Date, you shall confirm to the Company (i) that you have received payment of your accrued salary through the Separation Date, and (ii) that you have submitted for reimbursement all outstanding, approved and reasonable business expenses that you incurred on the Company’s behalf through the Separation Date. Also regardless of whether you enter into this Agreement, you will remain bound by your continuing obligations to the Company (collectively, the “Continuing Obligations”) under your Proprietary Information, Inventions and Assignment Agreement dated November 22, 2021 (the “PIIA”). Such Continuing Obligations include, without limitation, your confidentiality obligations, return of property obligations and non-solicitation obligations.

The remainder of this letter sets forth the terms of the Agreement. You acknowledge that you are entering into this Agreement knowingly and voluntarily. With those understandings, you and the Company agree as follows:

2173 Salk Ave., Suite 250, PMB #052, Carlsbad, CA 92008

Philippe Tinmouth

October 14, 2022

1.
Separation from Employment

This confirms that your employment with the Company shall terminate on the Separation Date. You further confirm that as of the Separation Date you shall be deemed to have resigned as an officer of the Company, including the position of Chief Business and Strategy Officer. After the Separation Date, you will not represent yourself as being an employee, officer, attorney, agent, or representative of the Company (or its affiliates) for any purpose. Except as otherwise set forth in this Agreement, the Separation Date will be your employment termination date for all purposes, meaning you are not entitled to any further compensation, monies, or other benefits from the Company (or its affiliates), including coverage under any benefit plans or programs sponsored by the Company, as of the Separation Date. Accordingly, your right to participate in the Company’s medical, dental and vision health benefits will cease on the last day of the month in which the Separation Date occurs, except you will have the right to continue group health care coverage after such date under the law known as “COBRA” which will be described in a separate written notice by Anthem.

2.
Supplemental Consideration

Subject to this Agreement becoming effective, your compliance with this Agreement and the Continuing Obligations and the Supplemental Release becoming effective, the Company shall provide you with the following (collectively, the “Supplemental Consideration”):

(a) Separation Pay. Continued payment of your base salary in accordance with the Company's regular payroll practices, less all relevant taxes and other withholdings, for a period of one month payable in one installment on December 30, 2022.

(b) Health Benefit. Provided that you properly and timely elect to continue your health insurance benefits under COBRA after the last day of this month in accordance with the notice provided by Anthem, the Company shall pay on your behalf your applicable COBRA premiums for up to one month or until you become eligible under another employer’s health insurance, whichever is earlier; provided, however, that if the Company determines that reimbursed or payment of COBRA premiums would violate the provisions of the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act of 2010, the Company will, in lieu thereof, provide you a taxable monthly payment, payable on the last day of a given month, in an amount equal to the monthly COBRA premium that you would be required to pay to continue your group health coverage in effect on the Separation Date, for one month or until you become eligible under another employer’s health insurance, whichever is earlier (the “Health Benefit”).

All payments and benefits under this Section 2 are intended to be exempt from Section 409A of the Internal Revenue Code and shall be interpreted in accordance with such intent.

3.
Equity Awards

You agree and acknowledge that Exhibit B to this Agreement sets forth all of your outstanding equity awards as of the date hereof that were provided or granted in connection with your

Philippe Tinmouth

October 14, 2022

performance of services for the Company (collectively, the “Equity Awards”). You agree and acknowledge that (a) all unvested Equity Awards as of the Separation Date as set forth on Exhibit B shall be forfeited back to the Company immediately following the Separation Date, and (b) all Equity Awards that are vested and exercisable as of Separation Date as set forth on Exhibit B may be exercised by you for a period of up to three months from the Separation Date in accordance with the Equity Awards. Following expiration of the post-separation exercise period, the shares of common stock underlying vested and unexercised options shall be forfeited back to the Company in accordance with the applicable stock option agreement and the 2021 Stock Option and Incentive Plan.

4.
Employee Representations. You specifically represent, warrant, and confirm that you:
(a)
are not entitled to any severance benefits under the Company’s Executive Severance Plan, your employment offer letter dated November 22, 2021 or other contractual arrangement in connection with your separation;
(b)
have not filed any claims, complaints, or actions of any kind against the Company with any federal, state, or local court or government or administrative agency;
(c)
have not made any claims or allegations to the Company related to sexual harassment, sex discrimination, or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment, sex discrimination, or sexual abuse;
(d)
have been properly paid for all hours worked for the Company;
(e)
have received all wages, salary, bonuses and other compensation due from the Company; and
(f)
have not engaged in and is not aware of any unlawful conduct relating to the business of the Company.

As of the Separation Date, you agree to reaffirm each of the foregoing representations and warranties as a condition to receiving the Supplemental Consideration.

5.
Release of Claims
(a)
In consideration for, among other terms, your continued employment, to which you acknowledge you would otherwise not be entitled, you, on behalf of yourself and your heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) voluntarily release and forever discharge the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, insurers, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when you sign this Agreement and as of the

Philippe Tinmouth

October 14, 2022

Separation Date, you and the other Releasors have, ever had, now claim to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims: relating to your employment by the Company and the termination of your employment; of wrongful discharge or violation of public policy; of breach of contract; of defamation or other torts; of retaliation or discrimination under federal, state or local law, including without limitation:
(i)
any and all Claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Massachusetts Fair Employment Practices Law (MFEPL), the Massachusetts Civil Rights Act (MCRA), the Massachusetts Equal Rights Act (MERA), the Minimum Fair Wage Act, the Massachusetts Plant Closing Law, the Massachusetts Wage Act, the Massachusetts Equal Pay Act, the Massachusetts Parental Leave Act (MPLA), the Massachusetts Sexual Harassment Statute, the California Constitution, and the California Family Rights Act (CFRA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)
any and all Claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, false imprisonment, nonphysical injury, personal injury or sickness, or any other harm;
(iii)
any and all Claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and
(iv)
any and all Claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

However, this general release and waiver of claims shall not affect your vested rights under the Company’s Section 401(k) plan, your vested Equity Awards or your rights under this

Philippe Tinmouth

October 14, 2022

Agreement, and shall not waive (A) any rights that cannot be waived as a matter of law, (B) any Claims for coverage under any D&O insurance policy, (C) any Claims for indemnification under any arrangement or agreement between you and the Company, (D) your rights to Claims under state workers' compensation or unemployment laws and your right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the "EEOC"), the California Department of Fair Employment and Housing, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give you the right to recover any monetary damages against the Company; your release of claims herein bars you from recovering such monetary relief from the Company), and (E) protections against retaliation under the Taxpayer First Act (26 U.S.C. § 2623(d). Further, this general release does not release claims under the California Fair Employment and Housing Act, the California Labor Code or the federal Age Discrimination in Employment Act of 1967, which claims shall be released only upon your execution of the Supplemental Release.

You agree not to accept damages of any nature, other equitable or legal remedies for your own benefit or attorney's fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, you represent that you have not assigned any Claim to any third party.

(b)
In granting the release herein, you understand that this Agreement includes a release of all Claims known or unknown. In giving this release, which includes Claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her would have materially affected his or her settlement with the debtor or released party." You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected Claims you may have against the Company. You acknowledge that you may later discover Claims or facts in addition to or different from those which you now know or believe to exist with regards to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, the Releasors waive any and all Claims that might arise as a result of such different or additional claims or facts.
(c)
You agree you will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in the Supplemental Release. You agree both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the

Philippe Tinmouth

October 14, 2022

presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, you shall state no more than that you cannot provide counsel or assistance.
6.
Return of Property

You warrant and represent that as of the Separation Date you will have returned all Company property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Company property in your possession. You further acknowledge and agree that as of the Separation Date you will no longer have access to and do not claim ownership of any of the Company's cloud storage or social media accounts.

7.
Confidentiality of Agreement-Related Information

You agree, to the fullest extent permitted by law, and except as disclosed publicly by the Company, including but not limited to, in its securities filings, to keep all Agreement-Related Information completely confidential. "Agreement-Related Information" means the negotiations leading to this Agreement and the existence and terms of this Agreement. Notwithstanding the foregoing, you may disclose Agreement-Related Information to your spouse, your attorney and your financial advisors, and to them only provided that they first agree for the benefit of the Company to keep Agreement-Related Information confidential. Nothing in this Section 7 shall be construed to prevent you from disclosing Agreement-Related Information to the extent required by a lawfully issued subpoena or duly issued court order; provided that you provide the Company with advance written notice and a reasonable opportunity to contest such subpoena or court order.

8.
Other Provisions
(a)
Termination of Payments. If you breach any of your obligations under this Agreement, the Supplemental Release or your Continuing Obligations, in addition to any other legal or equitable remedies Company may have for such breach, the Company shall have the right to terminate your employment and your benefits under this Agreement or the Supplemental Release. The termination of such payments in the event of your breach will not affect your obligations under this Agreement, the Supplemental Release or your Continuing Obligations.
(b)
Protected Disclosures and Other Protected Actions. Nothing contained in this Agreement, the Supplemental Release or your PIIA limits your ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement, the Supplemental Release or PIIA limits your ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including your ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement or Supplemental Release apply to truthful testimony in litigation. If you file any charge or complaint with any Government Agency and if the

Philippe Tinmouth

October 14, 2022

Government Agency pursues any claim on your behalf, or if any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement or Supplemental Release limits any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, including unlawful harassment, unlawful discrimination or other conduct you have reasonable cause to believe is unlawful.
(c)
Absence of Reliance. In signing this Agreement, you are not relying upon any promises or representations made by anyone at or on behalf of the Company.
(d)
Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement or the Supplemental Release) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement or the Supplemental Release shall be valid and enforceable to the fullest extent permitted by law.
(e)
Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
(f)
Jurisdiction. You and the Company hereby agree that the state and federal courts situated in California shall have the exclusive jurisdiction to consider any matters related to this Agreement, including without limitation any claim of a violation of this Agreement. With respect to any such court action, you submit to the jurisdiction of such courts and you acknowledge that venue in such courts is proper.
(g)
Relief. You agree that it would be difficult to measure any harm caused to the Company that might result from any breach by you of your promises set forth in Sections 4, 5 or 6 of this Agreement or the Supplemental Release. You further agree that money damages would be an inadequate remedy for any breach Sections 4, 5 and 6. Accordingly, you agree that if you breach, or propose to breach, Sections 4, 5 or 6 or the Supplemental Release, the Company shall be entitled, in addition to all other remedies it may have, to an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and without the necessity of posting a bond.
(h)
Governing Law; Interpretation. This Agreement shall be interpreted and enforced under the laws of the State of California, without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either you or the Company or the “drafter” of all or any portion of this Agreement.

Philippe Tinmouth

October 14, 2022

(i)
Entire Agreement. This Agreement (including the Exhibits), you PIIA and the Equity Awards constitutes the entire agreement between you and the Company. This Agreement (including the Exhibits), you PIIA and the Equity Awards supersedes any previous agreements or understandings between you and the Company, except the Continuing Obligations and any other obligations specifically preserved in this Agreement.
(j)
Time for Consideration; Effective Date. You acknowledge that you have knowingly and voluntarily entered into this Agreement and that the Company advises you to consult with an attorney before signing this Agreement. You understand and acknowledge that you have been given the opportunity to consider this Agreement for five (5) business days from your receipt of this Agreement before signing it (the “Consideration Period”). To accept this Agreement, you must return a signed original or a signed PDF copy of this Agreement so that it is received by Elizabeth Lacy ([***]) at or before the expiration of the Consideration Period. If you sign this Agreement before the end of the Consideration Period, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire Consideration Period. This Agreement shall become effective on the date it is signed by both parties (the “Effective Date”).
(k)
No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Company of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.
(l)
Counterparts. This Agreement may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. Delivery of an executed counterpart signature page of this Agreement, by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.
(m)
Full Satisfaction. You agree and acknowledge that the Supplemental Consideration provided in Section 2 of this Agreement is in full satisfaction of any severance (if any) under the Company’s Executive Severance Plan, your employment offer letter or any other contractual arrangement.

[signature page follows]

Philippe Tinmouth

October 14, 2022

Please indicate your agreement to the terms of this Agreement by signing and returning to Ms. Lacy the original or a PDF copy of this letter within the time period set forth above.

Sincerely,

PARDES BIOSCIENCES, INC.

By:	/s/ Thomas G. Wiggans	October 14, 2022
	Thomas G. Wiggans	Date
Chief Executive Officer

You are advised to consult with an attorney before signing this Agreement. This is a legal document. Your signature will commit you to its terms. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are knowingly and voluntarily entering into this Agreement.

/s/ Philippe Tinmouth	October 14, 2022
Philippe Tinmouth	Date

EXHIBIT A

SUPPLEMENTAL RELEASE

I, Philippe Tinmouth, hereby acknowledge and certify that I entered into that certain transition and separation agreement and general release of claims (the “Agreement”) with Pardes Biosciences, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Agreement. Pursuant to the Agreement, I am required to execute this Supplemental Release, which updates and extends the release of claims set forth in Section 5 of the Agreement, in order to be eligible for certain benefits.

I understand that I may not sign this Supplemental Release until on or after the Separation Date and that I must return it to the Company within twenty-one (21) days after the Separation Date.

I, therefore, agree as follows:

1.
A copy of this Supplemental Release was attached to the Agreement as Exhibit A.
2.
In consideration of the Supplemental Consideration described in Sections 2 of the Agreement, for which I become eligible only if I sign this Supplemental Release, I hereby (i) irrevocably and unconditionally release and forever discharge the Releasees generally from any and all claims, including without limitation all claims arising under the California Fair Employment and Housing Act, the California Labor Code and the Age Discrimination in Employment Act of 1967 (“ADEA”), that, as of the date I sign this Supplemental Release, I have, ever had, now claim to have or ever claimed to have had against any or all of the Releasees, and (ii) extend the release of claims set forth in Section 5 of the Agreement to any and all claims that arose after the date I signed the Agreement through the date I signed this Supplemental Release. As provided in Section 5 of the Agreement this general release and waiver of claims shall not affect my vested rights under the Company’s Section 401(k) plan, my vested Equity Awards or my rights under the Agreement, and shall not waive (A) any rights that cannot be waived as a matter of law, (B) any Claims for coverage under any D&O insurance policy, (C) any Claims for indemnification under any arrangement or agreement between me and the Company, (D) my rights to Claims under state workers' compensation or unemployment laws and my right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the "EEOC"), the California Department of Fair Employment and Housing, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give me the right to recover any monetary damages against the Company; my release of claims herein bars me from recovering such monetary relief from the Company), and (E) protections against retaliation under the Taxpayer First Act (26 U.S.C. § 2623(d).

2173 Salk Ave., Suite 250, PMB #052, Carlsbad, CA 92008

3.
I have carefully read and fully understand all of the provisions of this Supplemental Release, I knowingly and voluntarily agree to all of the terms set forth in this Supplemental Release, and I acknowledge that in entering into this Supplemental Release, I am not relying on any representation, promise or inducement made by the Company, or its respective representatives with the exception of those promises contained in this Supplemental Release and the Agreement. I further acknowledge that I have been advised to discuss all aspects of this Supplemental Release with my attorney.
4.
I agree that this Supplemental Release shall be part of the Agreement.
5.
I acknowledge that I am waiving and releasing any rights I may have under the ADEA, and that this waiver and release is knowing and voluntary. I agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Supplemental Release Effective Date (as defined below). I acknowledge that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing that: (a) I should consult with an attorney prior to executing this Supplemental Release; (b) I have twenty-one (21) days within which to consider this Supplemental Release; (c) I have seven (7) days following my execution of this Supplemental Release to revoke this Supplemental Release (the “Revocation Period”); (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes me from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event I sign this Supplemental Release and return it to the Company in less than the 21-day period identified above, I hereby acknowledge that I have freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. The parties agree that changes, material or immaterial, do not restart the running of the 21-day period. I understand that revocation must be accomplished by a written notification to the person executing this Supplemental Release on the Company’s behalf that is received prior to the Supplemental Release Effective Date (defined below).
6.
I acknowledge that I have been advised to consult with legal counsel and am familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Being aware of said code section, I agree to expressly waive any rights I may have thereunder, as well as under any other statute or common law principles of similar effect.

7.
Subject to the “Protected Disclosures and Other Protected Actions” section in the Agreement, I agree to refrain from any disparagement, defamation, libel, or slander of any of the Releasees. I further agree to refrain from any tortious interference with the contracts and relationships of any of the Releasees.

8.
I specifically represent, warrant, and confirm that as of the Separation Date and as of the date I sign this Supplemental Release, I:
a.
am not entitled to any severance benefits under the Company’s Executive Severance Plan, my employment offer letter dated November 22, 2021 or other contractual arrangement in connection with my separation other than as provided in the Agreement;

b.
have not filed any claims, complaints, or actions of any kind against the Company with any federal, state, or local court or government or administrative agency;
c.
have not made any claims or allegations to the Company related to sexual harassment, sex discrimination, or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment, sex discrimination, or sexual abuse;
d.
have been properly paid for all hours worked for the Company as of applicable representation date;
e.
have received all wages, salary, bonuses and other compensation due from the Company, including your final paycheck for salary through and including the Separation Date; and
f.
have not engaged in and is not aware of any unlawful conduct relating to the business of the Company.
9.
This Supplemental Release shall become effective on the day immediately following the expiration of the Revocation Period (the “Supplemental Release Effective Date”), provided that I do not revoke this Supplemental Release during the Revocation Period.

________________________________________

Philippe Tinmouth

________________________________________

Date

Acknowledged:

PARDES BIOSCIENCES, INC.

By: __________________________

Elizabeth H. Lacy

General Counsel

Email: [***]

Date: ________________________

EXHIBIT B

[***]